Exhibit 10.2

TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”) is executed as of August 8, 2005, by and among SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”), and PHASE FORWARD SECURITIES CORPORATION, a Massachusetts corporation with its principal place of business at 880 Winter Street, Waltham, Massachusetts 02451 (“Guarantor”).

WHEREAS, Guarantor and Bank are parties to a certain Security Agreement dated as of May 3, 1999 (as amended, the “Security Agreement”);

WHEREAS, Guarantor and Bank wish to terminate the Security Agreement as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Guarantor and Bank hereto agree as follows:

1.             Termination of Security Agreement.  Guarantor and Bank hereby agree that the Security Agreement is terminated in all respects and shall no longer be of any legal force or effect, and each of the parties thereto have no rights or obligations thereunder.

2.             Binding Effect.  This Termination Agreement shall be binding on Borrower and Bank upon their execution hereof. This Termination Agreement shall inure to the benefit of, and be binding upon the parties and each of their respective assigns, heirs or other successors in interest.

3.             Governing Law.  This Termination Agreement shall be construed and enforced in accordance with the substantive laws of the Commonwealth of Massachusetts, without reference to its principles of conflicts of law.

4.             Counterparts.  This Termination Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, each of the parties has executed this Termination Agreement as an instrument under seal as of the date first written above.

SILICON VALLEY BANK

By:
Its:

PHASE FORWARD SECURITIES CORPORATION

By:	/s/ William G. Porter
Its:	Assistant Treasurer

2

SIXTH LOAN MODIFICATION AGREEMENT

This Sixth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of August 8, 2005, by and between SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462 (“Bank”) and PHASE FORWARD INCORPORATED, a Delaware corporation (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of April 17, 2002, evidenced by, among other documents, a certain Second Amended and Restated Loan and Security Agreement dated as of April 17, 2002 between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of December 24, 2002, as further amended by a certain Second Loan Modification Agreement dated as of February 28, 2003, as further amended by a certain Third Loan Modification Agreement dated as of March 31, 2003, as further amended by a certain Fourth Loan Modification Agreement dated as of February 27, 2004, and as further amended by a certain Fifth Loan Modification Agreement dated as of April 27, 2004 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, the Loan Agreement, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

2.             DESCRIPTION OF CHANGE IN TERMS.

A.            Modifications to Loan Agreement.

1.             The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.1 thereof, entitled “Revolving Advances”:

“(a)         Bank shall make Advances not exceeding (i) the lesser of (A) the Committed Revolving Line or (B) the Borrowing Base minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services).”

and inserting in lieu thereof the following:

“(a)         Bank shall make Advances not exceeding (i) the Committed Revolving Line, minus (ii) the amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit), minus (iii) the FX Reserve, and minus (iv) the aggregate outstanding Advances hereunder (including any Cash Management Services).”

2.             The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.11 thereof, entitled “Letters of Credit Sublimit”:

“(a)         Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the lesser of the Committed Revolving Line or the Borrowing Base minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $5,000,000.00. Each Letter of Credit shall have an expiry date no later than 180 days after the Revolving Maturity Date provided Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Maturity Date if the Revolving Maturity Date is not extended by Bank, or (ii) the occurrence of an Event of Default hereunder.”

and inserting in lieu thereof the following:

“(a)         Bank shall issue or have issued Letters of Credit for Borrower’s account not exceeding (i) the Committed Revolving Line, minus (ii) the outstanding principal balance of any Advances (including any Cash Management Services), minus (iii) the amount of all Letters of Credit (including drawn but unreimbursed Letters of Credit), plus an amount equal to any Letter of Credit Reserves. The face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit and any Letter of Credit Reserve) may not exceed $5,000,000.00. Borrower’s Letter of Credit reimbursement obligation shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Line Maturity Date, or (ii) the termination of the Committed Revolving Line by Borrower, or (iii) the occurrence of an Event of Default hereunder.”

3.             The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.12 thereof, entitled “Foreign Exchange Sublimit”:

“If there is availability under the Committed Revolving Line and the Borrowing Base, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”).”

and inserting in lieu thereof the following:

“If there is availability under the Committed Revolving Line, then Borrower may enter in foreign exchange forward contracts with the Bank under which Borrower commits to purchase from or sell to Bank a set amount of foreign currency more than one business day after the contract date (the “FX Forward Contract”). Borrower’s existing and contingent obligations with respect any such FX Forward Contracts shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Line Maturity Date, or (ii) the termination of the Committed Revolving Line by Borrower, or (iii) the occurrence of an Event of Default hereunder.”

4.             The Loan Agreement shall be amended by deleting the following text appearing in Section 2.1.13 thereof, entitled “Cash Management Services Sublimit”:

“Borrower may use up to $5,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”).”

and inserting in lieu thereof the following:

“Borrower may use up to $5,000,000.00 for the Bank’s Cash Management Services, which may include merchant services, direct deposit of payroll, business credit card, and check cashing services identified in the various cash management services agreements related to such Cash Management Services (the “Cash Management Services”). Borrower’s existing and contingent obligations with respect any such Cash Management Services shall be secured by cash on terms acceptable to Bank on and after (i) the Revolving Line Maturity Date, or (ii) the termination of the Committed Revolving Line by Borrower, or (iii) the occurrence of an Event of Default hereunder.”

5.             The Loan Agreement shall be amended by deleting Section 2.2 thereof, entitled “Overadvances”, in its entirety, and inserting in lieu thereof the following:

“2.2        INTENTIONALLY DELETED”

6.             The Loan Agreement shall be amended by deleting Section 4.1 thereof, entitled “Grant of Security Interest”, in its entirety, and inserting in lieu thereof the following:

“4.1        INTENTIONALLY DELETED”

7.             The Loan Agreement shall be amended by deleting Section 5.2 thereof, entitled “Collateral”, in its entirety, and inserting in lieu thereof the following:

“5.2        INTENTIONALLY DELETED”

8.             The Loan Agreement shall be amended by deleting Section 6.2 thereof, entitled “Financial Statements, Reports, Certificates” in its entirety, and inserting in lieu thereof the following:

“6.2        Financial Statements, Reports, Certificates.

(a)           Borrower shall deliver to Bank:  (i) as soon as available, but no later than forty-five (45) days after the last day of each quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower’s consolidated operations during the period certified by a Responsible Officer and in a form reasonably acceptable to Bank. Notwithstanding the foregoing, such balance sheet and income statement for January 2004 and February 2004, shall be delivered to Bank no later than April 15, 2004; (ii) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank; (iii) as soon as available, but no later than forty-five (45) days after the last day of Borrower’s fiscal year, financial projections, approved by the Borrower’s Board of Directors, for the then current fiscal year; (iv) within five (5) days of filing, copies of or electronic notice of links to, all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt and all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission; (v) a prompt report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to

Borrower or any Subsidiary of Five Hundred Thousand Dollars ($500,000.00) or more in the aggregate; and (vi) budgets, sales projections, operating plans or other financial information reasonably requested by Bank.

(b)           Within forty-five (45) days after the last day of each quarter, Borrower shall deliver to Bank with the monthly financial statements a Compliance Certificate signed by a Responsible Officer in the form of Exhibit D. Notwithstanding the foregoing, such Compliance Certificate for January 2004 and February 2004, shall be delivered to Bank no later than April 15, 2004.”

9.             The Loan Agreement shall be amended by deleting Section 6.5 thereof, entitled “Primary Accounts”, in its entirety, and inserting in lieu thereof the following:

“6.5        Primary Accounts.  In order to permit the Bank to monitor the Borrower’s financial performance and condition, Borrower shall maintain its primary depository and operating accounts with Bank. Additionally, at least one-third (33.33%) of the aggregate dollar value of Borrower’s and Borrower’s Subsidiaries’ cash and securities maintained at domestic financial institutions, shall be maintained and administered through the Bank. Borrower shall not maintain more than fifteen percent (15%) of the aggregate dollar value of Borrower’s and Borrower’s Subsidiaries’ cash and securities maintained at financial institutions, domestic or otherwise, in the name of Borrower’s foreign Subsidiaries. Borrower shall identify to Bank, in writing, of any bank or securities account opened by Borrower with any institution other than Bank. The provisions of this paragraph shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Borrower’s employees.”

10.           The Loan Agreement shall be amended by deleting Section 6.6 thereof, entitled “Adjusted Quick Ratio”, in its entirety, and inserting in lieu thereof the following:

“6.6        Adjusted Quick Ratio.  Borrower shall maintain at all times, to be tested as of the last day of each quarter, a ratio of Quick Assets to Current Liabilities minus Deferred Revenue of not less than 3.0 to 1.0.”

11.           The Loan Agreement shall be amended by deleting Section 6.7 thereof, entitled “Revenue”, in its entirety, and inserting in lieu thereof the following:

“6.7        Revenue.  Borrower shall maintain, as of the last day of each quarter, net revenues of not less than: (i) Eighteen Million Two Hundred Fifty Thousand Dollars ($18,250,000.00) for the quarter ending June 30, 2005, (ii) Nineteen Million Dollars ($19,000,000.00) for the quarter ending September 30, 2005, and (iii) Nineteen Million Five Hundred Thousand Dollars ($19,500,000.00) for the quarter ending December 31, 2005. Commencing with the quarter ending March 31, 2006, and for each quarter thereafter, the Borrower shall maintain net revenues at an amount not less than the greater of: (a) Twenty Million Dollars ($20,000,000.00), or (b) eighty-five percent (85%) of the plan for minimum quarterly net revenues approved by the Borrower’s Board of Directors.”

12.           The Loan Agreement shall be amended by deleting Section 9.5 thereof, entitled “Bank’s Liability for Collateral”, in its entirety, and inserting in lieu thereof the following:

“9.5        INTENTIONALLY DELETED”

13.           The Loan Agreement shall be amended by deleting the definitions of “Borrowing Base,” “Collateral,” and “Eligible Accounts,” appearing in Section 13.1 thereof.

14.           Exhibit A to the Loan Agreement is hereby deleted in its entirety.

15.           Exhibit C to the Loan Agreement is hereby deleted in its entirety.

16.           The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

17.           The Loan Agreement shall be amended by deleting all references to the defined terms “Collateral” and “Code.”

3.             FEES. The Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

4.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Documents.

6.             NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

7.             CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

8.             COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.

BORROWER:		BANK:
PHASE FORWARD INCORPORATED		SILICON VALLEY BANK

By:	/s/ William G. Porter	By:

Name:	William G. Porter	Name:

Title:	Vice President, Finance	Title:

The undersigned, PHASE FORWARD SECURITIES CORPORATION, ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unlimited Guaranty dated May 3, 1999 (the “Guaranty”) and acknowledges, confirms and agrees that the Guaranty shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

PHASE FORWARD SECURITIES CORPORATION

By:	/s/ Rodger Weismann
Name: Rodger Weismann
Title: Treasurer

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:   PHASE FORWARD INCORPORATED

The undersigned authorized officer of PHASE FORWARD INCORPORATED certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                                with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

.Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Financial statements with CC	Monthly within 45 days*	Yes No
Annual financial statement (CPA Audited)	FYE within 120 days	Yes No
10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No
Annual Projections	Within 45 days of prior FYE	Yes No

*January 2004 and February 2004 financial statements and compliance certificate due April 15, 2004.

Financial Covenant	Required	Actual	Complies

Minimum Adjusted Quick Ratio (tested quarterly)	3.0:1.0	:1.0	Yes No

Minimum Net Revenue (tested quarterly)	$18,500,000 for Q-end 6/30/05	$	Yes No
	$19,000,000 for Q-end 9/30/05	$	Yes No
	$19,500,000 for Q-end 12/31/05	$	Yes No
The greater of:	$20,000,000 or 85% of Board approved plan thereafter	$	Yes No

BANK USE ONLY
Comments Regarding Exceptions: See Attached.	Received by:
Sincerely,	AUTHORIZED SIGNER
Date:
SIGNATURE
Verified:
TITLE	AUTHORIZED SIGNER
Date:
DATE
Compliance Status: Yes No